 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997

                                                REGISTRATION NO. 333-23177

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                       AMENDMENT NO. 1 TO FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                             PREVIEW TRAVEL, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CONSTITUTION)

                                ---------------

         DELAWARE                     4724                   94-2965892
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF       INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
     INCORPORATION OR             CODE NUMBER)
      ORGANIZATION)

                               ---------------

                               747 FRONT STREET
                            SAN FRANCISCO, CA 94111
                                (415) 439-1200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               KENNETH J. ORTON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               747 FRONT STREET
                            SAN FRANCISCO, CA 94111
                                (415) 439-1200
 (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

           MARK A. MEDEARIS                     JAMES N. STRAWBRIDGE
           SONYA F. ERICKSON                       JOSE F. MACIAS
             EDWARD Y. KIM                        ROBERT M. TARKOFF
           VENTURE LAW GROUP              WILSON SONSINI GOODRICH & ROSATI
      A PROFESSIONAL CORPORATION              PROFESSIONAL CORPORATION
          2800 SAND HILL ROAD                    650 PAGE MILL ROAD
         MENLO PARK, CA 94025                    PALO ALTO, CA 94304

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


  The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                 PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  1.1    Form of Underwriting Agreement.
  2.1    Form of Agreement and Plan of Merger between the Registrant and
         Preview Travel, Inc., a Delaware corporation.
  3.1    Certificate of Incorporation of the Registrant.
  3.2    Form of Bylaws of the Registrant, to be effective upon completion of the offering.
  3.3    Form of Amended and Restated Certificate of Incorporation of the
         Registrant, to be filed and effective upon completion of the offering.
  4.1    Form of the Registrant's Common Stock Certificate.
  5.1*   Opinion of Venture Law Group, a Professional Corporation.
 10.1**  Form of Indemnification Agreement.
 10.2*** 1988 Stock Option Plan, as amended.
 10.3*** 1997 Stock Option Plan.
 10.4*** 1997 Employee Stock Purchase Plan.
 10.5*** 1997 Directors' Stock Option Plan.
 10.6**  Third Amended and Restated Registration Rights Agreement, dated June
         28, 1996, by and among the Registrant and certain holders of the
         Registrant's capital stock.
 10.7**  Amendment No. 1 to the Third Amended and Restated Registration Rights
         Agreement, dated September 26, 1997, by and among the Registrant and certain holders of the Registrant's capital stock.
 10.8+** Travel Channel Agreement, dated September 30, 1997, by and between the
         Registrant and Excite, Inc.
 10.9+** Interactive Services Agreement, dated September 1, 1997, by and between the Registrant and America Online, Inc.
 10.10+  Subscriber Services Agreement, dated October 1997, by and between the
         Registrant and Apollo Travel Services Partnership.
 10.11** Warrant Agreement to Purchase Shares of Series D Preferred Stock,
         dated December 15, 1995, by and between the Registrant and Comdisco,
         Inc.
 10.12** Warrant Agreement to Purchase Shares of Series E Preferred Stock,
         dated July 22, 1997, by and between the Registrant and Comdisco, Inc.
 10.13** Office Lease, dated September 15, 1990, by and between the Registrant and Blum's Building Associates.
 10.14** Severance Agreement, dated March 1997, by and between the Registrant and Kenneth Orton.
 11.1**  Statement Regarding Computation of Per Share Earnings.
 21.1**  Subsidiaries of the Registrant.
 23.1**  Consent of Independent Accountants.
 23.2*   Consent of Counsel (included in Exhibit 5.1).
 24.1**  Power of Attorney.
 27.1**  Financial Data Schedule.

---------------------

  * To be supplied by amendment.

  + Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4),
    200.83 and 230.406

 ** Previously filed.

*** Supersedes exhibit previously filed.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on October 8, 1997.

                                          PREVIEW TRAVEL, INC.

                                          By:   /s/ Kenneth R. Pelowski
                                            -----------------------------------
                                                    KENNETH R. PELOWSKI
                                                EXECUTIVE VICE PRESIDENT,
                                               FINANCE AND ADMINISTRATION,
                                               AND CHIEF FINANCIAL OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                       CAPACITY               DATE
              ---------                       --------               ----

       /s/ Kenneth J. Orton*            President, Chief       October 8, 1997
-------------------------------------    Executive Officer
         (KENNETH J. ORTON)              and Director
                                         (Principal
                                         Executive Officer)

    /s/ Kenneth R. Pelowski             Executive Vice         October 8, 1997
-------------------------------------    President, Finance
     (KENNETH R. PELOWSKI)               and Administration
                                         and Chief Financial
                                         Officer (Principal
                                         Financial Officer)

       /s/ James J. Hornthal*           Chairman and           October 8, 1997
-------------------------------------    Director
         (JAMES J. HORNTHAL)


        /s/ Thomas W. Cardy*            Director               October 8, 1997
-------------------------------------
          (THOMAS W. CARDY)




              SIGNATURE                       CAPACITY               DATE
              ---------                       --------               ----

      /s/ Thomas A. Cullen*             Director               October 8, 1997
-------------------------------------
         (THOMAS A. CULLEN)


    /s/ William R. Hearst, III*         Director               October 8, 1997
-------------------------------------
      (WILLIAM R. HEARST, III)


     /s/ Theodore J. Leonsis*           Director               October 8, 1997
-------------------------------------
        (THEODORE J. LEONSIS)


      /s/ Douglas J. Mackenzie*         Director               October 8, 1997
-------------------------------------
       (DOUGLAS J. MACKENZIE)


        /s/ James E. Noyes*             Director               October 8, 1997
-------------------------------------
          (JAMES E. NOYES)


       /s/ David S. Pottruck*           Director               October 8, 1997
-------------------------------------
         (DAVID S. POTTRUCK)


*By: /s/ Kenneth R. Pelowski
  ----------------------------------
       (ATTORNEY-IN-FACT)


                                 EXHIBIT INDEX

  1.1    Form of Underwriting Agreement.
  2.1    Form of Agreement and Plan of Merger between the Registrant and
         Preview Travel, Inc., a Delaware corporation.
  3.1    Certificate of Incorporation of the Registrant.
  3.2    Form of Bylaws of the Registrant, to be effective upon completion of the offering.
  3.3    Form of Amended and Restated Certificate of Incorporation of the
         Registrant, to be filed and effective upon completion of the offering.
  4.1    Form of the Registrant's Common Stock Certificate.
  5.1*   Opinion of Venture Law Group, a Professional Corporation.
 10.1**  Form of Indemnification Agreement.
 10.2*** 1988 Stock Option Plan, as amended.
 10.3*** 1997 Stock Option Plan.
 10.4*** 1997 Employee Stock Purchase Plan.
 10.5*** 1997 Directors' Stock Option Plan.
 10.6**  Third Amended and Restated Registration Rights Agreement, dated June
         28, 1996, by and among the Registrant and certain holders of the
         Registrant's capital stock.
 10.7**  Amendment No. 1 to the Third Amended and Restated Registration Rights
         Agreement, dated September 26, 1997, by and among the Registrant and certain holders of the Registrant's capital stock.
 10.8+** Travel Channel Agreement, dated September 30, 1997, by and between the
         Registrant and Excite, Inc.
 10.9+** Interactive Services Agreement, dated September 1, 1997, by and between the Registrant and America Online, Inc.
 10.10+  Subscriber Services Agreement, dated October 1997, by and between the
         Registrant and Apollo Travel Services Partnership.
 10.11** Warrant Agreement to Purchase Shares of Series D Preferred Stock,
         dated December 15, 1995, by and between the Registrant and Comdisco,
         Inc.
 10.12** Warrant Agreement to Purchase Shares of Series E Preferred Stock,
         dated July 22, 1997, by and between the Registrant and Comdisco, Inc.
 10.13** Office Lease, dated September 15, 1990, by and between the Registrant and Blum's Building Associates.
 10.14** Severance Agreement, dated March 1997, by and between the Registrant and Kenneth Orton.
 11.1**  Statement Regarding Computation of Per Share Earnings.
 21.1**  Subsidiaries of the Registrant.
 23.1**  Consent of Independent Accountants.
 23.2*   Consent of Counsel (included in Exhibit 5.1).
 24.1**  Power of Attorney.
 27.1**  Financial Data Schedule.

---------------------

  * To be supplied by amendment.

  + Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. Sections 200.80(b)(4),
    200.83 and 230.406

 ** Previously filed.

*** Supersedes exhibit previously filed.